Exhibit 99.1

Investor Contact:

Bruce R. Foster, CFO
Asta Funding, Inc.
(201) 567-5648

Asta Funding, Inc. Announces $5.30 Per Share Special Cash Dividend

Englewood Cliffs, NJ (February 5, 2018) — Asta Funding, Inc. (NASDAQ: ASFI) (“Asta” or the “Company”) today announced that its Board of Directors passed a resolution declaring a special cash dividend of $5.30 per common share, payable on February 28, 2018, to stockholders of record as of February 16, 2018. The aggregate payment will be approximately $35 million.

Asta last paid a cash dividend in 2012. In the period since then, the Board of Directors elected to retain cash reserves in the Company in order to finance the Company’s operations and support growth. As a result of the Board of Directors’ review of Asta’s current financial condition, the Board of Directors has determined that the payment of the special dividend is in the best interests of Asta and its stockholders. The Board of Directors has no current plans to implement a quarterly dividend program or pay any other special cash dividend.

"We are pleased to return to our stockholders a common dividend of $5.30 a share, which represents 74% of its closing price of $7.20 per share as of February 2, 2018. This dividend provides an immediate benefit to our stockholders, while allowing us to remain well positioned for future growth with ample liquidity for select investment opportunities," said Gary Stern, Chairman, President and Chief Executive Officer.

Mr. Stern continued, "I would like to personally thank our stockholders for the unwavering support and loyalty they have shown to the Company over the last several years."

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of three complementary business segments: Personal Injury Claims, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through its wholly owned subsidiary, Simia Capital, LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor's willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016, and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.